Exhibit 99.1

1440 Davey Road Woodridge, IL 60517 (Phone) 630.739.6744 (Fax) 630.739.6754 www.advancedlifesciences.com

For Immediate Release

Investor Relations Contact: Edward P. Flavin (630) 739-6744 Ext. 211

Advanced Life Sciences Announces Second Quarter 2006 Results

WOODRIDGE, IL, August 9, 2006/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (Nasdaq: ADLS), a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and inflammation, today announced its financial results for the second quarter ended June 30, 2006.  The net loss available to common shareholders for the three months ended June 30, 2006 was $4.5 million or ($0.16) per share compared to $1.0 million or ($0.09) per share for the three months ended June 30, 2005.  The increase in the net loss reflects increased development expenses related to cethromycin pivotal Phase III clinical trial costs.

“Advanced Life Sciences had a productive second quarter, making steady progress toward our milestones,” said Michael T. Flavin, Ph.D., Chairman and Chief Executive Officer of Advanced Life Sciences.  “We are focused on enrolling patients in our pivotal Phase III clinical trials for cethromycin and are on track to have approximately 200 clinical sites enrolling patients in the Fall as planned.  Our team is focused on the completion of the trials as we advance cethromycin toward an NDA in 2007.”

The Company ended the second quarter of 2006 with cash and cash equivalents totaling $39.2 million.  Cash used during the second quarter was approximately $5.7 million.

Operating Expense Analysis

•                  Research and development expenses increased $3.2 million to $3.6 million for the three months ended June 30, 2006 from $0.4 million for the three months ended June 30, 2005.  This increase was due to additional development expenses directly related to our Phase III clinical trials for cethromycin.

•                  Selling, general and administrative expenses increased $0.8 million to $1.3 million for the three months ended June 30, 2006 from $0.5 million for the three months ended June 30, 2005.  This increase is primarily attributed to the public company costs related to director and officer insurance, director’s fees, investor relations and legal and accounting services.

Second Quarter 2006 Product Candidate Highlights

Advanced Life Sciences is developing cethromycin, a second generation once-a-day ketolide antibiotic in response to the emerging antibiotic resistance observed in the treatment of community acquired pneumonia (CAP).  Cethromycin has been tested in approximately 3,800 human subjects during clinical trials.

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The Company is currently conducting pivotal Phase III clinical trials of cethromycin for the treatment of mild-to-moderate CAP.  Advanced Life Sciences believes that cethromycin, if approved, would address the need for antibiotics that overcome bacterial resistance, yet retain a mild safety profile.

Cethromycin Progress and Upcoming Milestones

The Company initiated approximately 51 new clinical sites, including 42 sites in Latin America and South Africa and 9 new sites in North America.  A total of approximately 126 clinical sites have been initiated in these three geographies.  Additionally, we made regulatory submissions in 12 European countries.  We are targeting the start of patient enrollment at 70 sites for the beginning of CAP season in the European region.

In May 2006, the Company initiated cethromycin commercial manufacturing agreements with DSM and Cardinal Health.

Based upon the favorable results of our collaboration with USAMRIID, in July 2006 we initiated a pre-NDA animal study with Battelle for cethromycin as a potential treatment for inhalation anthrax.

The Company anticipates the following upcoming milestones in the clinical development of cethromycin:

•                  Complete cethromycin pivotal Phase III clinical trials by year end.

•                  Present data from prior cethromycin clinical trials at key scientific conferences including ICAAC and IDSA.

•                  Sponsor a cethromycin principal investigator meeting in Rome, Italy for physicians enrolling CAP patients in Europe.

•                  Advance discussions with prospective partners regarding a commercialization partnership for cethromycin.

Financial Guidance for the Third Quarter of 2006

The Company expects its third quarter 2006 cash requirements to range between $7.0 and $8.0 million.

Conference Call Details

Advanced Life Sciences will host a conference call and live webcast at 10:00 a.m. Eastern Time on Wednesday, August 9, 2006 to discuss the Company’s second quarter financial results.

The conference call will be webcast simultaneously over the Internet.  Please visit the Investor Relations section of the Advanced Life Sciences corporate website www.advancedlifesciences.com.  Alternatively, callers may participate in the conference call by dialing 800-573-4840 (domestic) or 617-224-4326 (international).  The passcode for the conference call is 75880306.  A replay of the conference call will be available until September 9, 2006.  Callers may access the telephone replay by dialing 888-286-8010 (domestic) or 617-801-6888 (international), passcode 32997825.

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About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and inflammation.  The Company’s lead candidate, cethromycin, is a second generation once-a-day ketolide antibiotic in late-stage clinical development for the treatment of respiratory tract infections.

Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in Advanced Life Sciences’ filings with the Securities and Exchange Commission.  Advanced Life Sciences undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

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ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2006	December 31, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,167,501	$4,749,932
Investments - available for sale	—	10,475,000
Accounts receivable - related party	—	6,160
Prepaid insurance	104,895	362,241
Prepaid expenses and other	2,721,772	118,263
Total current assets	41,994,168	15,711,596
PROPERTY AND EQUIPMENT:
Furniture and fixtures	174,598	147,275
Laboratory equipment	142,928	142,928
Computer software and equipment	211,984	187,771
Leasehold improvements	40,646	40,646
Total property and equipment—at cost	570,156	518,620
Less accumulated depreciation	(315,101)	(267,372)
Property and equipment—net	255,055	251,248
OTHER LONG-TERM ASSETS:
Deferred financing costs	39,753	53,004
Other assets	3,654	6,062
Total other long-term assets	43,407	59,066
TOTAL ASSETS	$42,292,630	$16,021,910
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$148,528	$294,816
Accrued expenses	1,668,986	240,761
Accrued interest payable	12,917	5,334
Short-term lease payable	19,798	1,850,229
Total current liabilities	1,850,229	555,025
Long-term lease payable	20,678	13,166
Accrued interest payable - related party	—	765,514
Grant payable	500,000	500,000
Notes payable - net of $16,899 debt discount June 30, 2006 & $22,532 December 31, 2005	3,898,101	3,892,468
Notes payable - related party	2,000,000	2,000,000
Total liabilities	8,269,008	7,726,173
STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value—June 30, 2006: 60,000,000 shares authorized; 28,258,899 issued and outstanding; December 31, 2005: 17,990,322 shares issued and outstanding;	282,589	179,903
Series A preferred stock of Advanced Life Sciences Inc., no par value— 250,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	88,223,792	54,834,373
Deficit accumulated during the development stage	(54,482,759)	(46,718,539)
Total stockholders’ equity (deficit)	34,023,622	16,021,910
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,292,630	$16,021,910

ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

					Period From Inception (January 1, 1999)
	Three months ended June 30,		Six months ended June 30,		Through
	2006	2005	2006	2005	June 30, 2006
Revenue and income:
Management fees	$—	$11,860	—	$44,379	$1,161,180
Grant	—	—	35,127	—	1,030,910
Royalty—related party	—	—	—	—	45,238
Total revenue and income	—	11,860	35,127	44,379	2,237,328
Expenses:
Research and development	3,579,038	348,148	5,839,416	685,938	37,772
Contracted research and development—related party			—	—	7,980,299
Selling, general and administrative	1,338,842	470,828	2,488,012	838,572	10,123,130
Total expenses	4,917,880	818,974	8,327,428	1,504,508	55,876,081
Loss from operations	(4,917,880)	(807,114)	(8,292,301)	(1,460,129)	(53,638,753)
Other (income) expense:
Interest income	(520,100)	—	(800,958)	—	(1,073,174)
Interest expense	128,007	108,938	272,877	204,249	1,917,180
Net other (income) expense	(392,093)	108,938	(528,081)	204,249	844,006
Net loss	(4,525,787)	(916,052)	(7,764,220)	(1,684,378)	(54,482,759)
Less accumulated preferred dividends for the period	43,750	43,750	87,500	87,500	1,232,292
Net loss available to common shareholders	$(4,569,537)	$(959,802)	$(7,851,720)	$(1,751,878)	$(55,715,051)
Basic and diluted net loss per share available to common shareholders	$(0.16)	$(0.09)	$(0.32)	$(0.16)
Weighted average number common shares outstanding—basic and diluted	28,252,354	10,826,795	24,790,486	10,780,148